Exhibit 99

Investor Contact:
Andrew Weingardt
308-255-7428
Cabela’s Incorporated

Media Contact:
Joe Arterburn
308-255-1204
Cabela’s Incorporated

CABELA’S INC. ANNOUNCES SECOND QUARTER 2015 RESULTS
- U.S. Comp Store Sales Increased 0.8%, Consolidated Comp Store Sales Decreased 0.9%
- Total Revenue Increased 9.9% to $836.3 Million
- Cabela’s CLUB® Avg. Receivables Grew 12.9% and Charge-Offs Remained at Record Low Levels
- Second Quarter Diluted EPS of $0.56

SIDNEY, Neb. (July 23, 2015) - Cabela’s Incorporated (NYSE:CAB) today reported financial results for second quarter fiscal 2015.

For the quarter, total revenue increased 9.9% to $836.3 million; Retail store revenue increased 13.9% to $570.1 million; Direct revenue decreased 7.0% to $136.8 million; and Financial Services revenue increased 14.2% to $124.9 million. During the period, consolidated comparable store sales decreased 0.9%. Net income was $40.1 million compared to $43.5 million in the year ago quarter, and earnings per diluted share were $0.56 compared to $0.61 in the year ago quarter.

“We remain on track to meet our full-year expectations and continue to see strong growth in several key merchandise categories, sequential improvement in comparable store sales, and excellent performance from Cabela’s CLUB,” said Tommy Millner, Cabela’s Chief Executive Officer. “While our second quarter results fell short of expectations, we are encouraged by several positive trends in our business, including our fifth consecutive quarter of sequential improvement in comparable store sales. U.S. comparable store sales increased 0.8% for the quarter and were led by positive comparable store sales in hunting equipment, camping, fishing, firearms, ammunition, powersports, and home/gifts. Consolidated comparable store sales decreased 0.9% largely due to currency declines affecting our Canadian business and some cannibalization impact from our Edmonton store.”

“Our new format stores continue to significantly outperform our legacy stores in sales and profit per square foot,” Millner said. “During the second quarter, we opened five new stores, and we plan to open four stores in the third quarter and two stores in the fourth quarter. We are confident that these new format stores will drive improvements in profitability and return on invested capital.”

A shift in ammunition sales from the Direct channel to the Retail channel combined with further pressure from new retail square footage contributed to the 7.0% decrease in Direct revenue for the quarter. Omni-channel improvements continue to drive enhancements to the customer experience and are expected to contribute to sequential improvement in Direct channel performance for the second half of 2015.

Strong performance in hardline categories such as powersports, firearms, and ammunition and weaker performance in soft goods and apparel categories combined with a more aggressive promotional cadence contributed to the 120 basis point decrease in merchandise gross margin for the quarter. With improving trends in certain apparel categories and the anniversary of a more promotional environment, the Company expects merchandise gross margins to be mostly in line with the prior year through the second half of 2015.

“While we have benefited from cost savings over the past year, we did deleverage expenses in the second quarter by 130 basis points,” Millner said. “Our deleverage was the result of new store costs, investments in labor, and higher incentive compensation cost. Recently, we completed a detailed review of our expense base and have identified meaningful savings in the balance of 2015 and full-year 2016.”

The Cabela’s CLUB Visa program had another excellent quarter. During the quarter, growth in the average number of active credit card accounts was 7.0%. Growth in the average balance per active credit card account was 5.5%, and growth in the average balance of credit card loans was 12.9% to $4.3 billion. For the quarter, net charge-offs remained at historically low levels of 1.80%. Increased Financial Services revenue was driven by increases in interest and fee income as well as interchange income.

“With several areas of our business trending positively as we enter the second half of the year, we are confident in our outlook for full-year 2015,” Millner said. “As a result, we reaffirm our expectations for a low-double-digit growth rate in revenue and a high-single to low-double-digit growth rate in diluted earnings per share for full-year 2015 as compared to full-year 2014 non-GAAP diluted earnings per share of $2.88.”

Conference Call Information

A conference call to discuss second quarter fiscal 2015 operating results is scheduled for today (Thursday, July 23, 2015) at 11:00 a.m. Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com. A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is a leading specialty retailer, and the world’s largest direct marketer, of hunting, fishing, camping and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®. Through Cabela’s growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela’s stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are “forward-looking statements” that are based on the Company’s beliefs, assumptions, and expectations of future events, taking into account the information currently available to the Company. Such forward-looking statements include, but are not limited to, the Company’s statements regarding remaining on track to meet full-year expectations; opening four stores in the third quarter and two stores in the fourth quarter; new format stores driving improvements in profitability and return on invested capital; omni-channel improvements contributing to sequential improvement in Direct channel performance for the second half of 2015; merchandise gross margins being mostly in line with the prior year through the second half of 2015; meaningful expense savings in the balance of 2015 and full-year 2016; and a low-double-digit growth rate in revenue and a high-single to low-double-digit growth rate in diluted earnings per share for full-year 2015 as compared to full-year 2014 non-GAAP diluted earnings per share of $2.88. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance, or financial condition to differ materially from the expectations of future results, performance, or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the state of the economy and the level of discretionary consumer spending, including changes in consumer preferences, demand for firearms and ammunition, and demographic trends; adverse changes in the capital and credit markets or the availability of capital and credit; the Company’s ability to successfully execute its omni-channel strategy; increasing competition in the outdoor sporting goods industry and for credit card products and reward programs; the cost of the Company’s products, including increases in fuel prices; the availability of the Company’s products due to political or financial instability in countries where the goods the Company sells are manufactured; supply and delivery shortages or interruptions, and other interruptions or disruptions to the Company’s systems, processes, or controls, caused by system changes or other factors; increased or adverse government regulations, including regulations relating to firearms and ammunition; the Company’s ability to protect its brand, intellectual property, and reputation; the Company’s ability to prevent cybersecurity breaches and mitigate cybersecurity risks; the outcome of litigation, administrative, and/or regulatory matters (including a Commissioner’s charge the Company received from the Chair of the U. S. Equal Employment Opportunity Commission in January 2011, the ongoing Securities and Exchange Commission investigation, audits by tax authorities, and compliance examinations by the Federal Deposit Insurance Corporation); the Company’s ability to manage credit, liquidity, interest rate, operational, legal, regulatory capital, and compliance risks; the Company’s ability to increase credit card receivables while managing credit quality; the Company’s ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; the impact of legislation, regulation, and supervisory regulatory actions in the financial services industry; and other risks, relevant factors, and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended December 27, 2014, and Form 10-Q for the quarterly period ended March 28, 2015), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

CABELA’S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Revenue:
Merchandise sales	$706,068	$646,866	$1,403,722	$1,267,063
Financial Services revenue	124,943	109,364	247,856	207,942
Other revenue	5,265	4,971	11,774	12,019
Total revenue	836,276	761,201	1,663,352	1,487,024
Cost of revenue:
Merchandise costs (exclusive of depreciation and amortization)	452,994	407,450	919,213	814,093
Cost of other revenue	—	68	220	1,390
Total cost of revenue (exclusive of depreciation and amortization)	452,994	407,518	919,433	815,483

Selling, distribution, and administrative expenses	319,892	281,051	635,996	558,056
Impairment and restructuring charges	—	641	—	641

Operating income	63,390	71,991	107,923	112,844

Interest expense, net	(4,588)	(5,639)	(8,362)	(9,324)
Other non-operating income, net	2,025	1,039	3,765	3,141

Income before provision for income taxes	60,827	67,391	103,326	106,661
Provision for income taxes	20,770	23,874	36,495	37,395
Net income	$40,057	$43,517	$66,831	$69,266

Earnings per basic share	$0.56	$0.61	$0.94	$0.98
Earnings per diluted share	$0.56	$0.61	$0.93	$0.96

Basic weighted average shares outstanding	71,065,258	71,031,019	71,168,661	70,901,515
Diluted weighted average shares outstanding	71,372,975	71,700,006	71,705,134	71,851,184

CABELA’S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

	June 27, 2015	December 27, 2014	June 28, 2014
ASSETS
CURRENT
Cash and cash equivalents	$144,234	$142,758	$133,774
Restricted cash of the Trust	34,104	334,812	25,789
Accounts receivable, net	29,469	62,358	25,102
Credit card loans (includes restricted credit card loans of the Trust of $4,421,172, $4,440,520, and $3,926,700), net of allowance for loan losses of $54,742, $56,572, and $47,350	4,392,769	4,421,185	3,904,938
Inventories	900,761	760,293	803,079
Prepaid expenses and other current assets	106,498	93,929	90,306
Income taxes receivable and deferred income taxes	144,592	122,337	37,245
Total current assets	5,752,427	5,937,672	5,020,233
Property and equipment, net	1,763,483	1,608,153	1,454,130
Economic development bonds	77,936	82,074	78,429
Other assets	47,809	47,418	45,393
Total assets	$7,641,655	$7,675,317	$6,598,185

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT
Accounts payable, including unpresented checks of $20,149, $38,790, and $8,875	$325,548	$335,969	$246,452
Gift instruments, credit card rewards, and loyalty rewards programs	326,240	339,782	285,892
Accrued expenses and other liabilities	191,934	216,274	133,965
Time deposits	274,633	273,081	248,022
Current maturities of secured variable funding obligations of the Trust	65,000	480,000	—
Current maturities of secured long-term obligations of the Trust	467,500	467,500	255,000
Current maturities of long-term debt	223,443	8,434	8,426
Deferred income taxes	—	—	2,584
Total current liabilities	1,874,298	2,121,040	1,180,341
Long-term time deposits	552,842	532,975	593,005
Secured long-term obligations of the Trust, less current maturities	2,643,500	2,579,750	2,452,250
Long-term debt, less current maturities	599,617	491,281	547,674
Long-term deferred income taxes	10,947	6,546	1,606
Other long-term liabilities	135,679	126,215	138,947

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; Authorized – 10,000,000 shares; Issued – none	—	—	—
Common stock, $0.01 par value:
Class A Voting, Authorized – 245,000,000 shares
Issued – 71,598,231, 71,093,216, and 71,037,162 shares	716	711	710
Outstanding – 70,675,975, 71,093,216, and 71,037,162 shares
Additional paid-in capital	370,874	365,973	352,507
Retained earnings	1,529,363	1,462,532	1,330,083
Accumulated other comprehensive income (loss)	(27,044)	(11,706)	1,062
Treasury stock, at cost – 922,256 shares at June 27, 2015	(49,137)	—	—
Total stockholders’ equity	1,824,772	1,817,510	1,684,362
Total liabilities and stockholders’ equity	$7,641,655	$7,675,317	$6,598,185

CABELA’S INCORPORATED AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014

Components of Total Consolidated Revenue:
Retail	$570,090	$500,436	$1,094,530	$941,385
Direct	136,753	147,116	310,232	326,532
Financial Services	124,943	109,364	247,856	207,942
Other	4,490	4,285	10,734	11,165
Total consolidated revenue as reported	$836,276	$761,201	$1,663,352	$1,487,024

As a Percentage of Total Consolidated Revenue:
Retail revenue	68.2%	65.7%	65.8%	63.3%
Direct revenue	16.4	19.3	18.7	22.0
Financial Services revenue	14.9	14.4	14.9	14.0
Other revenue	0.5	0.6	0.6	0.7
Total	100.0%	100.0%	100.0%	100.0%

Operating Income (Loss) by Segment:
Retail	$89,829	$99,806	$145,384	$152,104
Direct	14,998	24,063	41,040	57,193
Financial Services	45,910	23,587	94,387	56,689
Other	(87,347)	(75,465)	(172,888)	(153,142)
Total consolidated operating income as reported	$63,390	$71,991	$107,923	$112,844

Operating Income by Segment as a Percentage of Segment Revenue:
Retail operating income	15.8%	19.9%	13.3%	16.2%
Direct operating income	11.0	16.4	13.2	17.5
Financial Services operating income	38.3	22.6	39.6	27.9
Total operating income by segment as a percentage of total segment revenue	7.6	9.5	6.5	7.6

CABELA’S INCORPORATED AND SUBSIDIARIES
COMPONENTS OF FINANCIAL SERVICES REVENUE
(Dollars in Thousands)
(Unaudited)

Financial Services revenue consists of activity from the Company’s credit card operations and is comprised of interest and fee income, interchange income, other non-interest income, interest expense, provision for loan losses, and customer rewards costs. The following table details the components and amounts of Financial Services revenue as reported for the periods presented below.

	Three Months Ended		Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014

Interest and fee income	$112,965	$94,652	$224,893	$188,871
Interest expense	(16,811)	(15,804)	(32,430)	(31,690)
Provision for loan losses	(15,831)	(10,314)	(29,061)	(23,028)
Net interest income, net of provision for loan losses	80,323	68,534	163,402	134,153
Non-interest income:
Interchange income	98,509	91,512	186,203	173,939
Other non-interest income	821	867	1,503	1,622
Total non-interest income	99,330	92,379	187,706	175,561
Less: Customer rewards costs	(54,710)	(51,549)	(103,252)	(101,772)

Financial Services revenue as reported	$124,943	$109,364	$247,856	$207,942

The following table sets forth the components of Financial Services revenue as reported as a percentage of average total credit card loans, including any accrued interest and fees, for the periods presented below.

	Three Months Ended		Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014

Interest and fee income	10.5%	10.0%	10.6%	10.0%
Interest expense	(1.6)	(1.7)	(1.5)	(1.7)
Provision for loan losses	(1.5)	(1.1)	(1.4)	(1.2)
Interchange income	9.2	9.6	8.7	9.2
Other non-interest income	0.1	0.1	0.1	0.1
Customer rewards costs	(5.1)	(5.4)	(4.8)	(5.4)
Financial Services revenue as reported	11.6%	11.5%	11.7%	11.0%

CABELA’S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
(Unaudited)

Key statistics reflecting the performance of the Financial Services business are shown in the following tables for the periods presented below.

	Three Months Ended
	June 27, 2015	June 28, 2014	Increase	%
			(Decrease)	Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of credit card loans (1)	$4,299,130	$3,808,842	$490,288	12.9%
Average number of active credit card accounts	1,903,291	1,778,556	124,735	7.0

Average balance per active credit card account (1)	$2,259	$2,142	$117	5.5

Purchases on credit card accounts, net	$5,071,387	$4,775,503	$295,884	6.2

Net charge-offs on credit card loans (1)	$19,337	$15,864	$3,473	21.9
Net charge-offs as a percentage of average credit card loans (1)	1.80%	1.67%	0.13%
(1) Includes accrued interest and fees

	Six Months Ended
	June 27, 2015	June 28, 2014	Increase	%
			(Decrease)	Change
	(Dollars in Thousands Except Average Balance per Active Account )

Average balance of credit card loans (1)	$4,260,055	$3,783,171	$476,884	12.6%
Average number of active credit card accounts	1,894,668	1,770,669	123,999	7.0

Average balance per active credit card account (1)	$2,248	$2,137	$111	5.2

Purchases on credit card accounts, net	$9,548,399	$9,031,260	$517,139	5.7

Net charge-offs on credit card loans (1)	$35,513	$32,783	$2,730	8.3
Net charge-offs as a percentage of average credit card loans (1)	1.67%	1.73%	(0.06)%
(1) Includes accrued interest and fees

CABELA’S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (1)
(Unaudited)

To supplement our consolidated statements of income presented in accordance with generally accepted accounting principles (“GAAP”), we are providing non-GAAP adjusted financial measures of operating results that exclude certain items. Selling, distribution, and administrative expenses; impairment and restructuring charges; operating income; operating income as a percentage of total revenue; income before provision for income taxes; provision for income taxes; net income; and earnings per diluted share are presented below both as GAAP reported and non-GAAP financial measures excluding incremental expenses related to the transition to a third-party logistics provider and the closing of our distribution center in Winnipeg, Manitoba, Canada. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader’s overall understanding of the Company’s ongoing operations. These non-GAAP adjusted financial measures should be considered in conjunction with the GAAP financial measures.

We believe these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. In addition, we evaluate results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP adjusted financial measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following tables reconcile these financial measures to the related GAAP adjusted financial measures for the periods presented.

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Three Months Ended
	June 27, 2015	June 28, 2014
	GAAP Basis	GAAP Basis	Non-GAAP	Non-GAAP
	As Reported	As Reported	Adjustments	Amounts
	(Dollars in Thousands Except Earnings Per Share)

Impairment and restructuring charges (2)	$—	$641	$(641)	$—

Operating income	$63,390	$71,991	$641	$72,632

Operating income as a percentage of total revenue	7.6%	9.5%	—%	9.5%

Income before provision for income taxes	$60,827	$67,391	$641	$68,032

Provision for income taxes (3)	$20,770	$23,874	$225	$24,099

Net income	$40,057	$43,517	$416	$43,933

Earnings per diluted share	$0.56	$0.61	$—	$0.61

(footnotes follow on the next page)

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Six Months Ended
	June 27, 2015			June 28, 2014
	GAAP Basis	Non-GAAP	Non-GAAP	GAAP Basis	Non-GAAP	Non-GAAP
	As Reported	Adjustments	Amounts	As Reported	Adjustments	Amounts
	(Dollars in Thousands Except Earnings Per Share)

Selling, distribution, and administrative expenses (4)	$635,996	$(1,207)	$634,789	$558,056	$—	$558,056

Impairment and restructuring charges (2)	$—	$—	$—	$641	$(641)	$—

Operating income	$107,923	$1,207	$109,130	$112,844	$641	$113,485

Operating income as a percentage of total revenue	6.5%	0.1%	6.6%	7.6%	—%	7.6%

Income before provision for income taxes	$103,326	$1,207	$104,533	$106,661	$641	$107,302

Provision for income taxes (3)	$36,495	$447	$36,942	$37,395	$225	$37,620

Net income	$66,831	$760	$67,591	$69,266	$416	$69,682

Earnings per diluted share	$0.93	$0.01	$0.94	$0.96	$—	$0.96

(1)
The presentation includes non-GAAP financial measures. These non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

(2)
For the three and six months ended June 28, 2014, reflects a restructuring charge for employee severance agreements and termination benefits related to our announcement of the transition to a third-party logistics provider for our distribution needs in Canada and the closing of our distribution center in Winnipeg, Manitoba, Canada.

(3)
For the three and six months ended June 28, 2014, the provision for income taxes is based on the effective tax rate for the respective six month periods. For the six months ended June 27, 2015, the provision for income taxes is estimated based on the non-GAAP adjusted income before provision for income taxes.

(4)
For the six months ended June 27, 2015, reflects incremental expenses incurred in the first quarter of fiscal 2015 related to the transition to a third-party logistics provider and the closing of our distribution center in Winnipeg, Manitoba, Canada.

CABELA’S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (1)
(Unaudited)

To supplement our consolidated statements of income presented in accordance with GAAP, we are providing non-GAAP adjusted financial measures of operating results that exclude certain items. Selling, distribution, and administrative expenses; impairment and restructuring charges; operating income; operating income as a percentage of total revenue; income before provision for income taxes; provision for income taxes; net income; and earnings per diluted share are presented below both as GAAP reported and non-GAAP financial measures excluding (i) incremental expenses primarily related to the transition to a third-party logistics provider and the closing of our distribution center in Winnipeg, Manitoba, Canada, (ii) impairment and restructuring charges recognized in 2014, and (iii) adjustments to the provision for income taxes related to changes in our assessments of uncertain tax positions recognized in 2014. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader's overall understanding of the Company's ongoing operations. These non-GAAP adjusted financial measures should be considered in conjunction with the GAAP financial measures.

We believe these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. In addition, we evaluate results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP adjusted financial measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following table reconcile these financial measures to the related GAAP adjusted financial measures for the periods presented.

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Fiscal Year Ended
	December 27, 2014
	GAAP Basis	Non-GAAP	Non-GAAP
	As Reported	Adjustments	Amounts
	(Dollars in Thousands Except Earnings Per Share)

Selling, distribution, and administrative expenses (2)	$1,251,325	$(1,842)	$1,249,483

Impairment and restructuring charges (3)	$641	$(641)	$—

Operating income	$335,395	$2,483	$337,878

Operating income as a percentage of total revenue	9.2%	0.1%	9.3%

Income before provision for income taxes	$318,477	$2,483	$320,960

Provision for income taxes (4)	$116,762	$(2,861)	$113,901

Net income	$201,715	$5,344	$207,059

Earnings per diluted share	$2.81	$0.07	$2.88

(1)
The presentation includes non-GAAP financial measures. These non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

(2)	Reflects incremental expenses primarily related to the transition to a third-party logistics provider and the closing of our distribution center in Winnipeg, Manitoba, Canada.

(3)
Reflects a restructuring charge related to the transition to a third-party logistics provider for our distribution needs in Canada and the closing of our distribution center in Winnipeg, Manitoba, Canada.

(4)
Reflects (i) the estimated income tax provision on the non-GAAP adjusted income before provision for income taxes, (ii) offsetting positions from a net operating loss carry forward, and (iii) tax adjustments related to changes in assessments of uncertain tax positions.